UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2025

VERADIGM INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart
Chicago, Illinois		60654
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 334-8534

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MDRX	N/A (OTC Expert Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2025, Veradigm Inc. (the “Company”) announced that on August 15, 2025, the Company’s board of directors (the “Board”) appointed Donald Trigg as the Company’s new Chief Executive Officer, effective as of September 2, 2025 (the “Effective Date”). Mr. Trigg was also appointed as a member of the Board, effective as of the Effective Date. Mr. Trigg will replace Jay Bhattacharyya, Eric Jacobson and Lee Westerfield, who collectively comprised the Interim Office of the Chief Executive Officer and who will continue in their roles as the Company’s Senior Vice President and General Manager of Veradigm Payer, the Company’s Senior Vice President, Deputy General Counsel and Corporate Secretary and the Company’s Interim Chief Financial Officer, respectively. Mr. Trigg has also been designated as the principal executive officer of the Company, effective as of the Effective Date.

Mr. Trigg, 54, has served as an Executive Partner of Thomas H. Lee Partners, L.P. and as a Senior Advisor at Five Elms Capital, both of which are private equity funds, since April 2025. Mr. Trigg previously served as the Chief Executive Officer of apree health (the combination of Vera Whole Health, Inc. and Castlight Health, Inc.), an advanced primary care innovator, from September 2022 through April 2025. Prior to joining apree health, Mr. Trigg held various roles of increasing revenue and strategic responsibility with Cerner Corporation, a healthcare technology company (formerly Nasdaq: CERN), most recently serving as President from February 2020 through August 2021. From 2010 through 2012, Mr. Trigg served as Chief Revenue Officer at CodeRyte, Inc., prior to its acquisition by 3M’s (NYSE: MMM) health care division. Earlier in his career, Mr. Trigg spent more than a decade serving in the public policy space as a Senior Advisor for the 2000 Bush for President campaign in Austin, Texas, the Director of Policy at the U.S. Department of Commerce and in a series of senior policy roles in the U.S. House and U.S. Senate. Mr. Trigg has also served on the board of directors of the merged Forcura and Medalogix, a provider of home health care and hospice software, since March 2025.

There are no arrangements or understandings between Mr. Trigg and any other persons pursuant to which he was selected as an executive officer and director of the Company, and there are no family relationships between Mr. Trigg and any director or executive officer of the Company. Mr. Trigg has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Executive Officer, Mr. Trigg and the Company entered into an employment agreement (the “Employment Agreement”), pursuant to which Mr. Trigg will be eligible to receive the following payments and benefits: (i) an annual base salary of $1,000,000; (ii) a target annual bonus of $1,000,000, with the actual bonus amount to be determined in accordance with payout metrics and scales established by the Compensation Committee of the Board; provided, that his bonus for 2025 will be prorated based on his start date and will be based on a minimum achievement level of 100% of target; and (iii) an initial equity grant in the form of restricted stock units with a value of $3,000,000, which are scheduled to vest in four equal annual installments, subject to his continued employment. Commencing with the 2026 annual grant cycle, Mr. Trigg will be eligible for annual equity awards with an aggregate value of at least $5,000,000, to be granted 50% in the form of restricted stock units that will vest in four equal annual installments and 50% in the form of performance stock units that will vest based upon the satisfaction of performance criteria selected by the Compensation Committee over a performance period not to exceed three years.

In the event that Mr. Trigg’s employment is terminated by the Company without “Cause” or he resigns for “Good Reason” (each as defined in the Employment Agreement), in each case, other than during the period beginning on the occurrence of a “Change of Control” (as defined in the Employment Agreement) and ending on the second anniversary of such Change of Control (the “Change of Control Period”), then, subject to his execution of a release of claims and continued compliance with certain restrictive covenants, he will be entitled to receive (i) a lump sum payment equal to the sum of his base salary and target annual bonus; (ii) a prorated bonus for the year in which the termination occurs, based on actual performance (“Prorated Bonus”); (iii) any earned but unpaid bonus for the prior year (“Prior Year Bonus”); (iv) reimbursement of the cost of COBRA continuation coverage at active employee rates for up to 12 months; and (v) the accelerated vesting of any portions of his outstanding equity awards that were scheduled to vest in the 12-month period following the termination date, based on actual performance with respect to performance-based awards.

In the event that Mr. Trigg’s employment is terminated by the Company without Cause or he resigns for Good Reason, in each case, during the Change of Control Period, then, subject to his execution of a release of claims and continued compliance with certain restrictive covenants, he will be entitled to receive (i) a lump sum payment equal to two times the sum of his base salary and target annual bonus; (ii) a Prorated Bonus; (iii) a Prior Year Bonus; (iv) reimbursement of the cost of COBRA continuation coverage at active employee rates for up to 24 months; and (v) the full vesting of any outstanding equity awards, based on target performance with respect to performance-based awards (or, if greater, actual performance with respect to performance-based awards for which the performance period has concluded).

Mr. Trigg will not be compensated separately for service on the Board during his term of service as Chief Executive Officer.

The above description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On August 18, 2025, the Company issued a press release announcing the appointment of Mr. Trigg to serve as the Company’s Chief Executive Officer and as a director. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Employment Agreement, dated as of August 15, 2025, by and between Veradigm Inc. and Donald Trigg
99.1	Press release issued by Veradigm Inc. on August 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERADIGM INC.

Date:	August 18, 2025	By:	/s/ Eric Jacobson
Eric Jacobson Senior Vice President, Deputy General Counsel and Corporate Secretary